UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2026 (February 4, 2026)
Date of Report (Date of earliest event reported)
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TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-10485	75-2303920
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5101 TENNYSON PARKWAY	PLANO	Texas	75024
(Address of principal executive offices)	(City)	(State)	(Zip code)

(972) 713-3700
(Registrant’s telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of each class	Trading symbol	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	TYL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 4, 2026, Tyler Technologies, Inc. (“Tyler” or “the Company”) announced that its board of directors approved a share repurchase plan with authorization to purchase up to $1 billion of its Class A Common Stock, effective immediately (the “Repurchase Plan”). The Repurchase Plan replaces and supersedes any previous authorizations.
Repurchases under the Repurchase Plan may be made in the open market or otherwise in such quantities, at such prices, in such manner and on such terms and conditions as the Company’s Chief Executive Officer and Chief Financial Officer determine are in the best interests of the Company. Tyler may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.
The Repurchase Plan does not have a fixed expiration date, does not obligate Tyler to acquire any particular amount of Class A Common Stock, and may be modified, suspended, or terminated at any time. The Repurchase Plan shall be made in accordance with all applicable laws and regulations in effect from time to time.
A copy of the press release announcing the Repurchase Plan is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	News Release by Tyler Technologies, Inc., dated February 4, 2026
Exhibit 104	Cover Page Interactive Data File (embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.

/s/ Brian K. Miller
February 04, 2026	By:	Brian K. Miller Executive Vice President and Chief Financial Officer (principal financial officer)